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Exhibit 23.2

Reno, NV

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Scientific Games Corporation:

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-110477 of Scientific Games Corporation on Form S-3 of our report dated October 31, 2003 on the combined balance sheet of IGT OnLine Entertainment Systems, Inc. and the systems business of VLC, Inc. as of September 28, 2002, and the related combined statements of income, equity and cash flows for the period from December 30, 2001 to September 28, 2002, appearing in the Current Report on Form 8-K of Scientific Games Corporation filed with the Securities and Exchange Commission on November 3, 2003.

        We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

January 29, 2004

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  Exhibit 23.2 Reno, NV
INDEPENDENT AUDITORS' CONSENT